FORM OF LETTER AGREEMENT

AMG Funds

June 30, 2015

AMG Distributors, Inc.

800 Connecticut Avenue

Norwalk, Connecticut 06854

Attn: Keitha L. Kinne, President

Re:	Amended and Restated Distribution Agreement between AMG Distributors, Inc. (formerly known as Managers Distributors, Inc.) and AMG Funds (formerly known as Managers AMG Funds), dated as of December 4, 2009, as amended from time to time (the “Distribution Agreement”)

Ladies and Gentlemen:

AMG Funds (the “Trust”) hereby notifies you that it is creating a new series to be named AMG GW&K Small Cap Growth Fund, and that the Trust desires AMG Distributors, Inc. (“AMGDI”) to provide distribution services with respect to such Fund pursuant to the terms and conditions of the Distribution Agreement. Attached as Schedule A is an amended and restated Appendix A to the Distribution Agreement.

Please acknowledge your agreement to provide the services contemplated by the Distribution Agreement to AMG GW&K Small Cap Growth Fund and your Agreement to amend the Distribution Agreement by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds

By:
Name: Donald S. Rumery
Title: Treasurer, Chief Financial Officer
And Principal Financial Officer

ACKNOWLEDGED AND ACCEPTED

AMG Distributors, Inc.

By:
Name: Keitha L. Kinne
Title: President
Date: June 30, 2015

Schedule A

AMENDED AND RESTATED APPENDIX A

AMG Chicago Equity Partners Small Cap Value Fund

AMG GW&K Municipal Bond Fund

AMG GW&K Municipal Enhanced Yield Fund

AMG GW&K Small Cap Core Fund

AMG GW&K Small Cap Growth Fund

AMG Managers Essex Small/Micro Cap Growth Fund

AMG Managers Skyline Special Equities Fund

AMG Renaissance International Equity Fund

AMG Renaissance Large Cap Growth Fund

AMG Systematic Mid Cap Value Fund

AMG Systematic Large Cap Value Fund

AMG TimesSquare International Small Cap Fund

AMG TimesSquare Mid Cap Growth Fund

AMG TimesSquare Small Cap Growth Fund

AMG Trilogy Emerging Markets Equity Fund

AMG Trilogy Emerging Wealth Equity Fund

AMG Trilogy Global Equity Fund

AMG Trilogy International Small Cap Fund

AMG Yacktman Focused Fund

AMG Yacktman Fund

AMG Yacktman Special Opportunities Fund

Date: June 30, 2015